Exhibit 99.2
S H A R E H O L D E R L E T T E R S E C O N D Q U A R T E R 2 0 2 4
R E D W O O D T R U S T

Dear Fellow Shareholders:

At our March Investor Day, we asserted that you, as investors in RWT, hold the keys to tremendous optionality on the future of housing finance. This statement was meant to reflect our unique, strategic positioning in response to anticipated regulatory shifts and the rapid emergence of private capital in our sector. Today, after a second consecutive quarter of ~50% growth in residential consumer lock volumes, combined with 40% quarterly growth in residential investor loan volumes, validation of that statement is upon us. Large institutional investors continue to exhibit strong demand for the residential assets we are uniquely positioned to source and manage. And now, as the Fed finally begins to exhibit signs that its historic tightening cycle is ending, a macro environment to facilitate transformative growth can emerge. Putting it all together, we think the case for Redwood has never been clearer.

The second quarter of 2024 brought improved efficiency metrics across our segments, as we grew profitability on the back of strong volumes and a 20% reduction in fixed costs. Earnings Available for Distribution (“Non-GAAP EAD”) was $0.13 per share for the second quarter, 70% higher than the prior quarter1. Book value remained stable at $8.73 per share. Our total economic return was 1.3% for the second quarter, inclusive of our $0.16 per share dividend2. After extinguishing the remainder of our July 2024 convertible debt maturity subsequent to quarter-end, our cash and cash equivalents position was approximately $275 million at July 31, 2024.

Progress with our bank partners illustrates the core asset/liability challenges these institutions still face when funding fixed rate mortgages with deposits. This drives shifts in bank product and portfolio strategies, and has further evolved how banks serve their customers. As we continue to focus on forward flow jumbo production with banks, we now consider the $1.3 trillion of seasoned jumbo loans on bank balance sheets to be an addressable market for us. In fact, in the second quarter, approximately 35% of our bank lock volume came from such seasoned portfolios, signaling the start of a durable opportunity that can complement our on-the-run flow business.

As rates continue to impact overall housing activity, these dynamics are driving our Residential Consumer market share higher. Lock volume with banks – a group which now account over half of our 203 sellers – grew 80% from the first quarter on strong bulk and flow volume. We are now actively engaged with 60% of the top 50 jumbo originators overall – a sea change in our traditional reach – and our current estimated second quarter market share of 6% was itself a substantial increase from prior quarters.
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1 Earnings Available for Distribution (“EAD”) is a non-GAAP measure. See “Non-GAAP Measures” slides in the Endnotes of our Q2’24 Redwood Review for additional information and reconciliation of second quarter Non-GAAP EAD per share of $0.13 to GAAP earnings per share of $0.10.
2 Total economic return is based on the periodic change in GAAP book value per common share plus dividends declared per common share during the period, divided by beginning period GAAP book value per common share.

Secondary financing products also remained in focus during the second quarter, as we gained momentum in purchasing closed end second lien (“CES”) loans and directly originating home equity

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of July 31, 2024. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2024 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

investments (“HEI”). Untapped home equity in the U.S. continues to grow and grabbed recent headlines with Freddie Mac’s preliminary entry into purchasing CES. This development adds credence to the need for more institutional structure around home equity products, an area of competitive advantage for a platform of our tenure. While we remain measured in our HEI rollout awaiting the interest rate cycle to turn, Freddie’s provisional approval creates a refreshed window to use our broadened capital base to support the GSEs in their core missions.

Demand from private credit institutions also drove a strong operating quarter for our Residential Investor segment, which delivered its highest return since 2021. We funded $459 million of Investor loans, up 41% from the first quarter with a near even split between term and bridge loans, important progress in our production mix as term loan fundings rose 91% quarter over quarter. Our joint ventures with Oaktree and CPP Investments spoke for most of our second quarter 2024 production and were further complemented by an accretive sale of approximately $240 million in term loans to a top-tier insurance-backed buyer. Combined with further portfolio growth within our joint ventures, deeper inroads with new loan buyers will help evolve the platform’s revenues towards recurring and predictable fee streams, facilitating scale with less direct capital usage through time.

While credit performance in our broader Residential Investor portfolio remains stable overall, workout activity persisted on the legacy multifamily bridge portfolio, a strategy we largely discontinued in the summer of 2022. At June 30th, that portfolio comprised less than 15% of our overall capital base and ran off approximately 10% during the second quarter of 2024. Through the process of stabilizing this portfolio, we’ve continued to incur incidental workout costs as our asset management team makes progress towards productive resolutions. Given the pace of paydowns and workout activity, we expect the portfolio to continue factoring down in the next two to three quarters, with moderating interest rates potentially accelerating payoff and refinance activity.

Fundamentals on Redwood’s overall $3.4 billion investment portfolio continue to perform exceptionally well, materially exceeding our modeled expectations. That’s important, because the book value of this portfolio has been significantly impacted by the 550 basis point hike in benchmark rates over the past two years. As rates stabilize, and potentially begin to come down, we believe the book values of our long-term fixed-rate investments stand to directly benefit. With the overall portfolio still carried at an aggregate $2.18 per common share net discount, this represents a key source of earnings upside that in recent quarters has been hard to unlock.

Looking ahead to the second half of the year, we’re preparing for unexpected challenges – particularly in light of an already unprecedented Presidential election cycle. But in terms of controlling the controllables, we remain pleased with our market positioning and will continue to execute on our strategic goals. Though rates remain stubbornly high, a data-driven Fed now has increasing evidence to commence a more accommodative monetary policy. Our operating advantages are designed to be durable and we believe the turn in this cycle can have an important boomerang effect across our business lines. We look forward to further updating you on our progress as regulatory, monetary, and political changes take shape this fall.

Thank you for your continued support,

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “second quarter” refer to the quarter ended June 30, 2024, the “first quarter” refer to the quarter ended March 31, 2024, and the “fourth quarter” refer to the quarter ended December 31, 2023, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus, statements related to our financial outlook and expectations for 2024 and future years, statements related to the creation of a new addressable market for Redwood from the $1.3 trillion of residential jumbo mortgage loans currently owned by depositories and evolving our revenue mix towards recurring fee streams, statements regarding our expectation that our legacy multifamily bridge portfolio will continue paying down in the next two to three quarters, with moderating interest rates potentially accelerating payoff and refinance activity, and statements regarding potential earnings upside from the aggregate $2.18 per share of net discount to our securities portfolio. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2024 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.